EXHIBIT 10.(A)














                           FLORIDA PROGRESS CORPORATION
                      SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                   (Amended and Restated as of October 1, 1994)

                           FLORIDA PROGRESS CORPORATION
                      SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                                 TABLE OF CONTENTS

                PAGE

        ARTICLE 1.  ESTABLISHMENT AND PURPOSE. . . . . . . . . . . . . . . . . . . . . .  1
             1.1  Restatement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
             1.2  Purpose. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

        ARTICLE 2.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
             2.1  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
             2.2  Gender and Number. . . . . . . . . . . . . . . . . . . . . . . . . . .  7

        ARTICLE 3.  PARTICIPATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
             3.1  Eligibility for Participation. . . . . . . . . . . . . . . . . . . . .  8
             3.2  Date of Participation. . . . . . . . . . . . . . . . . . . . . . . . .  8
             3.3  Duration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
             3.4  Limitation on Participation. . . . . . . . . . . . . . . . . . . . . .  8

        ARTICLE 4.  REGULAR BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . . .  9
             4.1  Normal Retirement Benefit. . . . . . . . . . . . . . . . . . . . . . .  9
             4.2  Early Retirement Benefit . . . . . . . . . . . . . . . . . . . . . . .  9
             4.3  Disability Retirement Benefit. . . . . . . . . . . . . . . . . . . . . 10
             4.4  Vested Termination Benefit . . . . . . . . . . . . . . . . . . . . . . 12
             4.5  Change in Control. . . . . . . . . . . . . . . . . . . . . . . . . . . 13
             4.6  Surviving Spouse Benefit . . . . . . . . . . . . . . . . . . . . . . . 15

        ARTICLE 5.  SPECIAL EARLY RETIREMENT BENEFITS. . . . . . . . . . . . . . . . . . 17
             5.1  Special Early Retirement Benefit . . . . . . . . . . . . . . . . . . . 17
             5.2  Surviving Spouse Benefit . . . . . . . . . . . . . . . . . . . . . . . 17

        ARTICLE 6.  SPECIAL BENEFIT PROVISIONS . . . . . . . . . . . . . . . . . . . . . 19
             6.1  General Principles . . . . . . . . . . . . . . . . . . . . . . . . . . 19
             6.2  Optional Lump Sum Payment. . . . . . . . . . . . . . . . . . . . . . . 19

        ARTICLE 7.  FINANCING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
             7.1  Financing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
             7.2  No Trust Created . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
             7.3  Unsecured Interest . . . . . . . . . . . . . . . . . . . . . . . . . . 21
             7.4  "Rabbi" Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

        ARTICLE 8.  ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
             8.1  Administration . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
             8.2  Liability of Committee and Board; Indemnification. . . . . . . . . . . 22
             8.3  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
             8.4  Tax Withholding. . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

        ARTICLE 9.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
             9.1  Nontransferability . . . . . . . . . . . . . . . . . . . . . . . . . . 23
             9.2  Amendment or Termination . . . . . . . . . . . . . . . . . . . . . . . 23
             9.3  Impact of 1994 Amendments. . . . . . . . . . . . . . . . . . . . . . . 23
             9.4  Forfeiture of Benefits . . . . . . . . . . . . . . . . . . . . . . . . 24
             9.5  Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

                           FLORIDA PROGRESS CORPORATION
                      SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                      --------------------------------------

                   (Amended and Restated as of October 1, 1994)


                      ARTICLE 1.   ESTABLISHMENT AND PURPOSE

     1.1 RESTATEMENT. Florida Progress Corporation hereby amends and restates, effective as of October 1, 1994, an unfunded plan of deferred compensation for certain officers and other management personnel of the Company and its subsidiaries and their beneficiaries as described herein, which plan shall be known as the "Florida Progress Corporation Supplemental Executive Retirement Plan" (the "Plan").

     1.2 PURPOSE. The purpose of this Plan is to provide additional retirement benefits to a select group of officers and other management personnel with the goal of helping to attract and retain superior officers and other management personnel.

                             ARTICLE 2.   DEFINITIONS
                             ------------------------

     2.1 DEFINITIONS. Whenever used hereinafter, the following terms shall have the meaning set forth below.

          (a) "Accrued Benefit" means, at any particular date, a Participant's Target Amount, but calculated on the basis of the number of years and months of Deemed Credited Service of the Participant and the Final Average Earnings of the Participant as of such date rather than as of his or her Normal Retirement Date.

          (b) "Actuarial Equivalent" means, with respect to determining the amount of a lump sum payment, a benefit of equivalent value to the benefit that would otherwise have been provided to the Participant, determined on the basis of the actuarial assumptions in effect under the Retirement Plan as of the date such value is computed (except that the current monthly PBGC rate shall be used in lieu of the PBGC rate used by the Retirement Plan).

          (c)  "Board" means the Board of Directors of the Company.

          (d) "Calculated under this Plan" means a calculation made as otherwise indicated but without regard to any cost of living adjustments occurring after retirement or other termination of employment, and calculated as a straight life annuity without regard to the actual form of payment under the Retirement Plan or the Nondiscrimination Plan.

          (e)  A "Change in Control" means:

               (1) a change in control of the Company of a nature that is required, pursuant to the Securities Exchange Act of 1934 (the "1934 Act"), to be reported in response to (i) Item 1(a) of a Current Report on Form 8-K or (ii) Item 6(e) of
                    Schedule 14A, in each case as such requirements are in effect on October 1, 1994;

               (2) the adoption by the Company of a plan of dissolution or liquidation;

               (3) the closing of a sale of all or substantially all of the assets of the Company;

               (4) the closing of a merger, reorganization or similar transaction (a "Transaction") involving the Company in which the Company is not the surviving corporation or, if the Company is the surviving corporation, immediately following the closing of the Transaction, persons who were shareholders of the Company immediately prior to the Transaction own less than 75% of the combined voting power of the surviving corporation's voting securities;

               (5) the acquisition of "Beneficial Ownership" (as defined in Rule 13d-3 under the 1934 Act) of the Company's securities comprising 25% or more of the combined voting power of the Company's outstanding securities by any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the 1934 Act and the rules and regulations promulgated thereunder, but not including any trustee or fiduciary acting in that capacity for an employee benefit plan sponsored by the Company) and such person's "affiliates" and "associates" (as those terms are defined under the 1934 Act);

               (6) the failure of the "Incumbent Directors" (as defined below) to constitute at least a majority of all directors of the Company (for these purposes, "Incumbent Directors" means individuals who were the directors of the Company on January 1, 1992, and, after his or her election, any individual becoming a director subsequent to January 1, 1992, whose election, or nomination for election by the Company's shareholders, is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Directors, except that no individual shall be considered an Incumbent Director whose initial assumption of office as a director is in connection with an actual or threatened "election contest" relating to the "election of directors" of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the 1934 Act); or

               (7) the occurrence of a "Triggering Event," as such term is defined in Section 1(n) of that certain Shareholder Rights Agreement by and between the Company and Manufacturers Hanover Trust Company dated November 21, 1991, as it may be amended from time to time.

               Notwithstanding any provision above to the contrary, no Change in Control shall be deemed to have occurred with respect to any particular Participant by virtue of a transaction, or series of transactions, that results in the Participant, or a group of persons that includes the Participant, acquiring the Beneficial Ownership of more than 25% of the combined voting power of the Company's outstanding securities.

          (f) "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time, or any successor statute. Reference to a specific section of the Code shall include a reference to any successor provision.

          (g)  "Committee" means the Compensation Committee of the Board.

          (h) "Company" means Florida Progress Corporation, or any successor entity.

          (i) "Control Date" means the date on which a Change in Control occurs.

          (j) "Credited Service" shall have the same meaning in this Plan as is found in the Retirement Plan; provided, that if a Participant incurs a Disability, such Disability terminates, the Participant returns to work with an Employer and the Committee determines that such person shall continue as an active Participant in this Plan upon such return to work, such Participant's Credited Service shall be increased by the time he or she had a Disability (but only to the extent such time is not otherwise included in his or her Credited Service); and provided further, that if a Participant is employed by an Employer that is not a participating employer in the Retirement Plan, "Credited Service" for such Participant means the number of years and months equal to the number of years and months of Credited Service the Participant would have had if his or her Employer had been a participating employer in the Retirement Plan during the entire time of the Employer's affiliation with the Company.

          (k) "Current Earnings" means, at any particular time, the sum of the Participant's then current monthly Earnings plus 1/12th of the Participant's most recent MICP Award (if received no more than 15 months prior to such time).

          (l) "Deemed Credited Service" means, with respect to a Participant, the sum of the following (but not in excess of 35 years):

               (1)  such Participant's Credited Service; plus

               (2) with respect to a person who becomes eligible to participate under Article 4 at the time he or she first becomes employed by an Employer, the additional years of credited service, if any, awarded to the Participant by the Committee at such time; plus

               (3) with respect to a person who becomes eligible to participate under Article 4 at a time he or she is not a participant in the Retirement Plan (other than a person covered by the provisions of subsection (l)(2) above), the additional years of credited service, if any, awarded to the Participant by the Committee at such time; plus

               (4) with respect to a person who becomes eligible to participate under Article 5, the additional years of credited service, if any, awarded to the Participant by the Committee at such time; plus

               (5) solely for a person becoming a Participant on or before October 24, 1994, the additional years of credited service, if any, awarded to the Participant by the Committee at the time of the adoption of the 1994 amendment and restatement.

               In awarding Deemed Credited Service under the standards set forth in this subsection (l), the Committee may establish conditions on when the additional years shall be considered to be earned and thus become effective (e.g., only upon the Participant reaching a specified age or completing a specified number of years of actual service, only on a graduated basis pursuant to a schedule approved by the Committee, etc.); and in any such event, for all purposes of this Plan, a Participant shall be considered at any time only to have those years of additional service previously awarded that then have been earned under the conditions established by the Committee.

          (m) "Disability" means the total and permanent disability of a Participant by reason of sickness or injury to perform all of the duties assigned to the Participant by his or her Employer, with the existence of a Disability to be determined by the Committee in its sole discretion.

          (n) "Early Retirement Date" means the first day of the calendar month next following the day on which the Participant has attained age 55 and has five years of Credited Service.

          (o) "Earnings" means a Participant's regular basic compensation (base salary) from his or her Employer, prior to any reduction in compensation pursuant to a plan established under the authority of Section 125 or Section 401(k) of the Code and prior to any reduction for amounts deferred under a deferred compensation plan or arrangement. Any amounts deferred under a deferred compensation plan or arrangement and thus included in Earnings when earned shall not be included in Earnings when actually received.

          (p)  "Employer" means the Company or any subsidiary thereof.

          (q) "Final Average Earnings" means, on any particular date, the sum of (1) the amount determined by dividing the sum of a Participant's Earnings in the highest 36 consecutive months out of the last 60 months prior to the Participant's termination of employment or other applicable date by 36, plus (2) the amount determined by dividing the sum of the Participant's three highest MICP Awards paid during the last 60 months prior to the Participant's termination of employment or other applicable date by 36; provided, however, that in no event shall the Final Average Earnings of a Participant decrease after such Participant's Normal Retirement Date. Appropriate adjustments will be made in determining Final Average Earnings for any Participant who was not in active service for the 60 months preceding his or her most recent termination of employment or other applicable date, including any Participant who has less than 36 months of service. Final Average Earnings shall then be calculated based on Earnings and MICP Awards for all the months during which the Participant was in active service; Final Average Earnings shall equal the average determined by dividing the sum of Earnings attributed to the 36 consecutive such months that will produce the highest such average by 36, and for a Participant with fewer than 36 months of service, such average shall be taken over those months in which he or she was in service.

          (r) "Incentive Plan" means the Florida Progress Corporation Management Incentive Compensation Plan and, if applicable, the former Florida Power Corporation Management Incentive Plan, in each case as it may be amended from time to time.

          (s) "MICP Award" means an award paid to a Participant under the Incentive Plan. For all purposes of this Plan, a MICP Award shall be deemed to be paid at the time and in the amount as initially provided, without regard to any deferral of payment in whole or in part, whether the deferral is a voluntary deferral by the Participant or is mandatory under the terms of the applicable plan. Any portion of an award that is deferred and thus included as part of a MICP Award as initially provided shall not be taken into account when actually received.

          (t) "Nondiscrimination Plan" means the Florida Progress Corporation Retirement Benefit Nondiscrimination Plan for Excess Benefits, as it may be amended from time to time.

          (u) "Normal Retirement Date" means the first day of the calendar month next following the day on which the Participant attains age 65.

          (v) "Participant" means any officer or other management employee of an Employer who meets the eligibility requirements of the Plan, as set forth in Article 3, to be and become a Participant, and who continues to meet such requirements.

          (w) "Plan" means the Florida Progress Corporation Supplemental Executive Retirement Plan, as it is set forth herein and as it may be amended from time to time.

          (x) "Prospective Target Amount" means, at any particular date, a Participant's Target Amount calculated using the Participant's Final Average Earnings as of that date and the years and months of Deemed Credited Service that the Participant would have at his or her Normal Retirement Date if he or she continued to work until such Normal Retirement Date.

          (y) "Reorganization" means any change in personnel that is initiated voluntarily by an Employer to accommodate or facilitate enhancement of the operations or organization of the Employer.

          (z) "Retirement Plan" means the Employees' Retirement Plan of Florida Progress Corporation, as it may be amended from time to time.

          (aa) "Social Security" means estimated Social Security benefits; if the Participant's termination of employment occurs before the Participant attains age 55, the Participant's future earnings are assumed to continue until his or her Normal Retirement Date at the same rate as they were immediately prior to the termination, and if the Participant's termination of employment occurs at or after the time the Participant attains age 55, the Participant's future earnings are assumed to be zero.

          (bb) "Special Early Retirement" means, for purposes of Article 5, the retirement of a Participant from service with his or her Employer in connection with a Reorganization and pursuant to an opportunity provided by the Committee, at any time after the Participant has at least 15 years of Credited Service, but before the Participant has attained age 65.

          (cc) "Spouse" means a person to whom a Participant was married both at the time of the termination of his or her employment and at the time of his or her death.

          (dd) "Target Amount" means the monthly normal retirement income payable to a Participant under Section 4.01(a) of the Retirement Plan and Article IV of the Nondiscrimination Plan, but Calculated under this Plan, and further calculated on the basis of the number of years and months of Deemed Credited Service (without regard to the actual number of years and months of Credited Service) of the Participant and the Final Average Earnings (as defined in this Plan and not as defined in the Retirement Plan) of the Participant as of his or her Normal Retirement Date.

     2.2 GENDER AND NUMBER. Except when otherwise indicated by the context, any masculine terminology when used in the Plan shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

                            ARTICLE 3.   PARTICIPATION

     3.1 ELIGIBILITY FOR PARTICIPATION. The Committee shall have the exclusive right to designate which officers or other management employees of an Employer shall be eligible to participate in this Plan. Participation shall be limited to a select group of management or highly compensated employees and is subject to change by the Committee from time to time.

     3.2 DATE OF PARTICIPATION. Each retired or active officer or other management employee who was a Participant in this Plan on October 1, 1994 shall remain as a Participant. Thereafter, each officer or other management employee who becomes eligible to participate in this Plan under Section 3.1 shall become a Participant on such date as may be designated by the Committee.

     3.3 DURATION. An officer or other management employee who becomes a Participant shall continue to be a Participant until the earlier of (a) the date he or she is no longer employed by an Employer or (b) the effective date of a determination by the Committee that he or she shall not accrue additional benefits under this Plan; provided, in either case, that if a Participant is then vested in benefits under the Plan, he or she shall continue as a Participant (even though not accruing additional benefits) for the purpose of receiving his or her then accrued vested benefits pursuant to the provisions of this Plan. In addition, a person eligible to receive a benefit under Section
4.5 shall cease to be a Participant as of the applicable Control Date (subject to the right to receive benefits under such Section 4.5).

     3.4 LIMITATION ON PARTICIPATION. A Participant shall be entitled to receive benefits either under Article 4 or under Article 5, but not both. To implement this provision, the Committee shall provide, with respect to each Participant, whether such person shall be eligible to receive the regular benefits under Article 4 or the Special Early Retirement benefits under Article
5. Accordingly, the term "Participant" as used in Article 4 shall only refer to a Participant who has been designated to receive benefits under such Article 4, and the term "Participant" as used in Article 5 shall only refer to a Participant who has been designated to receive benefits under such Article 5. Notwithstanding the foregoing, a Participant under Article 4 may become eligible for the Special Early Retirement Benefits under Article 5 provided that such person first waives to the satisfaction of the Committee any and all rights to benefits under Article 4.

                           ARTICLE 4.   REGULAR BENEFITS

     4.1  NORMAL RETIREMENT BENEFIT.

          (a) ELIGIBILITY. A Participant whose employment with his or her Employer terminates at or after (1) attaining age 65 and (2) completing five years of participation in this Plan shall be eligible for a normal retirement benefit under this Section 4.1.

          (b)  AMOUNT.  A Participant who is eligible for a benefit under subsection (a) above shall be entitled to receive a monthly normal retirement benefit for his or her life equal to the amount by which (1) below exceeds (2) below:

               (1) This amount equals the Participant's Accrued Benefit as of the date of his or her retirement, with no increase for payment beginning after the Participant's Normal Retirement Date.

               (2) This amount equals the sum of (i) the monthly normal retirement income payable to the Participant under the Retirement Plan and the Nondiscrimination Plan (adjusted as provided for in Section 6.1(c)), without regard to any post-retirement increases in such benefit, plus (ii) the monthly amount payable to the Participant as his or her full primary Social Security benefit, without regard to any subsequent increases in such benefit.

          (c) COMMENCEMENT AND FORM OF PAYMENT. Monthly normal retirement benefit payments shall commence at the same time as the Participant's normal retirement benefits under the Retirement Plan and shall continue to be paid for the life of the Participant.

     4.2  EARLY RETIREMENT BENEFIT.

          (a) ELIGIBILITY. A Participant whose employment with his or her Employer terminates (for reasons other than normal retirement, death or Disability) at or after (1) attaining his or her Early Retirement Date and (2) completing five years of participation in this Plan shall be eligible for an early retirement benefit under this Section 4.2; provided, however, that a Participant shall not be entitled to an early retirement benefit unless (1) if the Participant has fewer than 15 years of Credited Service, the Participant first obtains the express, written consent of the Committee or (2) if the Participant has 15 or more years of Credited Service, the Participant provides the Committee with at least six months prior written notice of such proposed retirement.

          (b) AMOUNT. A Participant who is eligible for a benefit under subsection (a) above shall be entitled to receive a monthly early retirement benefit for his or her life equal to the amount by which (1) below exceeds (2) below:

               (1) This amount equals the Participant's Accrued Benefit as of the date of his or her early retirement, reduced for early payment as provided in Section 4.2(c).

               (2) This amount equals the sum of (i) the monthly early retirement income payable to the Participant under the Retirement Plan and the Nondiscrimination Plan (adjusted as provided for in Section 6.1(c)), without regard to any post-retirement increases in such benefit, plus (ii) the monthly amount payable to the Participant as his or her full primary Social Security benefit, assuming such payments begin at age 62 or, if later, the date of the Participant's early retirement (without regard to any subsequent increases in such benefit); provided, however, that the Social Security offset under this subsection
                    (b)(2)(ii) shall not be applied until the Participant attains age 62.

          (c) REDUCTION FOR EARLY PAYMENT. The amount of the Participant's Accrued Benefit determined under Section 4.2(b)(1) shall be reduced to the extent payment of the Participant's early retirement benefit begins before the Participant's Normal Retirement Date. Such reduced amount shall be computed by multiplying the Participant's Accrued Benefit as so determined by the factor set forth below based on the Participant's age at the time payment begins:

                     Age When Payment Begins           Factor
                     -----------------------           ------

                              64                       1.00
                              63                       1.00
                              62                       1.00
                              61                        .95
                              60                        .90
                              59                        .85
                              58                        .80
                              57                        .75
                              56                        .70
                              55                        .65

          (d) COMMENCEMENT AND FORM OF PAYMENT. Monthly early retirement benefit payments shall commence on the first day of the calendar month following the date of the Participant's early retirement under this Plan.

     4.3  DISABILITY RETIREMENT BENEFIT.

          (a) ELIGIBILITY. A Participant whose employment with his or her Employer terminates due to a Disability prior to his or her Normal Retirement Date shall be eligible for a disability retirement benefit under this Section 4.3; provided, however, that a Participant shall not be entitled to receive and/or to continue receiving any Disability benefits under this Plan unless the Committee has determined in its sole discretion that a Disability exists and continues. To this end, the Committee may require the Participant to submit to a medical examination or a series of medical examinations at any time and from time to time to determine his or her eligibility and/or continued eligibility for a disability benefit. The failure of the Participant to submit to any such examination shall be sufficient grounds for the denial of a disability benefit and/or the continuation thereof.

          (b) AMOUNT. A Participant who is eligible for a benefit under subsection (a) above shall be entitled to receive a monthly disability retirement benefit for his or her life (or if his or her Disability terminates prior to the Participant's Normal Retirement Date, until his or her Disability terminates) equal to the amount by which (1) below exceeds (2) below:

               (1) This amount equals the Participant's Accrued Benefit as of the date of the termination of his or her employment by reason of Disability, with no reduction for early payment.

               (2) This amount equals the sum of (i) the monthly income payable to the Participant under the Retirement Plan and the Nondiscrimination Plan (adjusted as provided for in Section 6.1(c)), without regard to any post-termination increases in such benefit, plus (ii) the monthly amount that would be payable to the Participant under any long-term disability plan sponsored by his or her Employer if the Participant had elected the maximum benefit option thereunder available to the Participant, without regard to the actual election, if any, made by the Participant, plus
                    (iii) the monthly amount payable to the Participant as his or her Social Security disability benefit if he or she is then eligible for such a benefit, or if he or she is not then eligible for a Social Security disability benefit, his or her full primary Social Security benefit, assuming such payments begin at age 62 or, if later, the date of the Participant's termination of employment by reason of Disability (without regard to any subsequent increases in such benefit); provided, however, that if the Participant is not eligible for a Social Security disability benefit, any Social Security offset under this subsection
                    (b)(2)(iii) shall not be applied until the Participant attains age 62. For purposes of (ii) above, the maximum benefit option available to a Participant is the maximum benefit option that may be elected by a Participant as of October 1, 1994, the 70% option) in the absence of an adverse determination by the insurance carrier; or, in the case of such an adverse determination, is the maximum benefit allowed by the insurance carrier.

          (c) COMMENCEMENT AND FORM OF PAYMENT. Monthly disability retirement benefit payments shall commence on the first day of the calendar month following the date of the termination of the Participant's employment by reason of Disability and shall continue to be paid for the life of the Participant or, if his or her Disability terminates prior to his or her Normal Retirement Date, until the Participant's Disability terminates.

          (d) TERMINATION OF DISABILITY. If the Participant's Disability terminates before his or her Normal Retirement Date and either the Participant does not return to work for an Employer, or the

               Participant returns to work for an Employer but the Committee does not determine that such person shall continue as an active

               Participant in the Plan upon such return to work, the Participant shall be entitled to receive an early retirement benefit under Section 4.2 (if he or she was eligible for such a benefit on the date his or her employment terminated by reason of Disability) or a vested termination benefit under Section 4.4; and in any such case, the benefit shall be calculated as of the date the Participant's employment terminated by reason of Disability. Any early retirement benefit referred to in the first sentence of this subsection (d) shall begin on the first day of the calendar month immediately following the termination of the Disability, and any vested termination benefit referred to in the first sentence of this subsection (d) shall begin on the first day of the calendar month next following the day the Participant attains age 62 or, if the termination of the Disability occurs thereafter, on the first day of the calendar month next following the date of such termination.

     4.4  VESTED TERMINATION BENEFIT.

          (a) ELIGIBILITY. A Participant whose employment with his or her Employer terminates at or after the time he or she has a vested Accrued Benefit under this Article 4, but who is not otherwise entitled to a benefit under this Article 4, shall be eligible for a vested termination benefit under this Section 4.4. Except as provided in Section 9.3 with respect to Participants in the Plan on October 1, 1994, a Participant shall not have a vested Accrued Benefit under this Article 4 unless and until he or she satisfies the provisions of Section 4.4(d).

          (b) AMOUNT. A Participant who is eligible for a benefit under subsection (a) above shall be entitled to receive a monthly vested termination benefit for his or her life equal to the amount by which (1) below exceeds (2) below:

               (1) This amount equals the Participant's Accrued Benefit as of the date of the termination of his or her employment, with no reduction for early payment.

               (2) This amount equals the sum of (i) the monthly income payable to the Participant under the Retirement Plan and the Nondiscrimination Plan (adjusted as provided for in Section 6.1(c)), without regard to any post-termination increases in such benefit, plus (ii) the monthly amount payable to the Participant as his or her full primary Social Security benefit, assuming such payments begin at age 62 or, if later, the date of the Participant's termination of employment (without regard to any subsequent increases in such benefit).

          (c) COMMENCEMENT AND FORM OF PAYMENT. Monthly vested termination benefit payments shall commence on the first day of the calendar month next following the day the Participant attains age 62 or, if the termination of employment occurs thereafter, on the first day of the calendar month next following the date of such termination of employment, and shall continue to be paid for the life of the Participant.

          (d) VESTING. A Participant shall become 100% vested in his or her Accrued Benefit when he or she has satisfied both of the following conditions:

               (1) the Participant has been a Participant for at least five years; and

               (2)  one of the following has occurred:

                    (i) the Participant has attained age 55 and has at least five years of Credited Service; or

                    (ii) the sum of the Participant's age and Credited Service
                         (in each case counting full months thereof) equals or exceeds 65.

               A Participant shall also become 100% vested in his or her Accrued Benefit, even if the foregoing tests have not been satisfied, at the time of the Participant's termination of employment by reason of Disability or death; the occurrence of a Change in Control; or the termination of this Plan.

     4.5  CHANGE IN CONTROL.

          (a) ELIGIBILITY. Upon the occurrence of a Change in Control, any Participant employed by an Employer on the day immediately prior to a Control Date shall be entitled to receive a benefit calculated and paid as provided in this Section 4.5. Notwithstanding any other provision of this Plan to the contrary, upon the occurrence of a Change in Control, the benefit provided by this Section 4.5 shall be the exclusive benefit provided under this Plan to the Participants who are eligible to receive such benefit (and to their spouses) and accordingly each such person shall not be entitled to any other benefits under this Plan without regard to the age of the Participant, the vested status of the Participant or any other factor; and upon receipt of his or her benefit under this
               Section 4.5, a person shall cease being a Participant in this Plan.

          (b) AMOUNT AND FORM OF PAYMENT. A Participant who is eligible for a benefit under subsection (a) above shall receive his or her benefit in a lump sum, paid on or as soon as practicable after the Control Date, but no more than five days after such date, equal to the sum of the following:

               (1) This amount equals the product of the Participant's Current Earnings on the day immediately prior to the Control Date and the number of months by which the Control Date precedes the Participant's Normal Retirement Date (up to a maximum of 24 months).

               (2) This amount equals the "adjusted present value" (as defined below) of a monthly benefit for the Participant's life in an amount equal to the amount by which (i) below exceeds
                    (ii) below, plus (but only if the Participant is married as of the Control Date) the "adjusted present value" (as defined below) of a 50% surviving spouse's benefit for the life of the surviving spouse:

                    (i) This amount equals the Participant's Prospective Target Amount determined as of the Control Date, with no reduction for early payment.

                    (ii) This amount equals the monthly deferred retirement
                         income that would be payable to the Participant under the Retirement Plan and the Nondiscrimination Plan beginning as of the Participant's Normal Retirement Date (adjusted as provided for in Section 6.1(c)) if the Participant's employment terminated as of the Control Date. For these purposes, no pre-retirement survivorship charges or early retirement reductions shall be applied.

                    For purposes of this Section 4.5(b)(2), the "adjusted present value" shall be calculated by determining the Actuarial Equivalent of the stated benefit as if it were to be paid in a lump sum on the Participant's Normal Retirement Date and as if the equivalent monthly benefit for the Participant's and (if applicable) the surviving spouse's lives were to begin at the Participant's Normal Retirement Date; no reduction shall be made for payment of the lump sum prior to the Participant's Normal Retirement Date.

          (c) ADDITIONAL PAYMENT. A Participant who is eligible for a benefit under subsection (a) above also shall be entitled to receive the amount described below to the extent applicable: In the event any payment under this Section 4.5 or under another plan or agreement (collectively, the "Payments") are subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), the Participant's Employer shall pay the Participant an amount (the "Gross Up") such that the net amount retained by the Participant after deduction of any Excise Tax on the Payments and the federal income tax on any payments under this Section 4.5(c) shall be equal to the Payments. For purposes of determining the Gross Up, the Participant shall be deemed to pay the federal income tax at the highest marginal rate of taxation (currently 39.5%) in the calendar year in which the payment under Section 4.5 is to be made. The determination of whether such Excise Tax is payable and the amount thereof shall be made upon the opinion of tax counsel selected by the Employer and reasonably acceptable to the Participant. The Gross Up, if any, that is due as a result of such determination shall be paid to the Participant in cash in a lump sum within thirty (30) days of such computation. If such opinion is not finally accepted by the Internal Revenue Service upon audit or otherwise, then appropriate adjustments shall be computed (without interest but with Gross Up, if applicable) by such tax counsel based upon the final amount of the Excise Tax so determined; any additional amount due the Participant as a result of such adjustment shall be paid to the Participant by his or her Employer in cash in a lump sum within thirty (30) days of such computation, or any amount due the Participant's Employer as a result of such adjustment shall be paid to the Employer by the Participant in cash in a lump sum within thirty (30) days of such computation.

     4.6  SURVIVING SPOUSE BENEFIT.

          (a)  ELIGIBILITY.  If at the time of the death of a Participant, (1)
               (i) the employment of a Participant with his or her Employer had previously terminated and the Participant was receiving or was entitled to receive benefits under this Article 4 or (ii) the Participant was still employed by his or her Employer and had unpaid Accrued Benefits under this Article 4 (whether or not vested at the time of death) and (2) the Participant is survived by a Spouse, such Spouse shall be eligible for a surviving spouse benefit under this Section 4.6. In no other circumstances shall the Spouse of a Participant or any other beneficiary of a Participant under the Retirement Plan or otherwise be entitled to any benefit under this Article 4 in the event of the death of a Participant hereunder, even if survivor benefits are otherwise payable under the Retirement Plan. Also, without limitation on the foregoing, and notwithstanding anything to the contrary contained in this Section 4.6, no benefit shall be payable to a Spouse of a deceased Participant or former Participant who received during his or her lifetime or who was entitled to receive at the time of death a benefit under
               Section 4.5, or who received during his or her lifetime or who was entitled to receive at the time of death a benefit under any provision of this Article 4 in the optional lump sum form in accordance with Section 6.2.

          (b)  AMOUNT.  A Spouse who is eligible for a benefit under subsection
               (a) above shall be entitled to receive a monthly surviving spouse benefit for his or her life in an amount equal to the amount by which (1) below exceeds (2) below:

               (1) In the case of a Participant whose employment with his or her Employer terminated prior to death, this amount equals fifty percent (50%) of the monthly amount the Participant was eligible to receive (even if only on a deferred basis) or was receiving at the time of death under Section 4.1(b)(1), 4.2(b)(1), 4.3(b)(1) or 4.4(b)(1), as the case may be, prior to the application of any applicable set-off, with no reduction for early payment. In the case of a Participant who was still in the employment of his or her Employer at the time of death, this amount equals fifty percent (50%) of the Participant's Accrued Benefit as of the date of death, with no reduction for early payment.

               (2) This amount equals the aggregate monthly income, if any, payable to the Spouse and to any other beneficiary of the Participant under the Retirement Plan and the Nondiscrimination Plan as a result of the death of the Participant (adjusted as provided for in Section 6.1(c)).

          (c) COMMENCEMENT AND FORM OF PAYMENT. Monthly surviving spouse benefit payments shall be payable to the Spouse for the life of the Spouse and shall commence as soon as practicable following the Participant's death.

                  ARTICLE 5.   SPECIAL EARLY RETIREMENT BENEFITS

     5.1  SPECIAL EARLY RETIREMENT BENEFIT.

          (a) ELIGIBILITY. A Participant whose employment with his or her Employer terminates by reason of Special Early Retirement shall be entitled to a retirement benefit under this Section 5.1.

          (b) AMOUNT. A Participant who is eligible for a benefit under subsection (a) above shall be entitled to receive a monthly retirement benefit for his or her life equal to the amount by which (1) below exceeds (2) below:

               (1) This amount equals the amount determined by the Committee, but not in excess of the Participant's Prospective Target Amount determined as of the date of the termination of the Participant's employment by reason of Special Early Retirement, with no reduction for early payment.

               (2) This amount equals the sum of (i) the monthly income payable to the Participant under the Retirement Plan and the Nondiscrimination Plan (adjusted as provided for in Section 6.1(c)), without regard to any post-retirement increases in such benefit, plus (ii) the monthly amount payable to the Participant as his or her full primary Social Security benefit, assuming such payments begin at age 62 or, if later, the date of the Participant's early retirement (without regard to any subsequent increases in such benefit); provided, however, that the Social Security offset under this subsection (b)(2)(ii) shall not be applied until the Participant attains age 62.

          (c) COMMENCEMENT AND FORM OF PAYMENT. Monthly Special Early Retirement benefit payments under this Section 5.1 shall commence on the first day of the calendar month next following the day of the Participant's termination of employment with his or her Employer by reason of Special Early Retirement and shall continue to be paid for the life of the Participant, or shall be paid in such other form as may be determined in the sole discretion of the Committee. Any such alternative benefit shall be in an amount that is the Actuarial Equivalent of such monthly benefit for life.

     5.2  SURVIVING SPOUSE BENEFIT.

          (a) ELIGIBILITY. If a Participant dies while eligible for a benefit under Section 5.1 (i.e., his or her employment has terminated by reason of Special Early Retirement) and is survived by a Spouse, such Spouse shall be eligible for a surviving spouse benefit under this Section 5.2. In no other circumstances shall the Spouse of a Participant or any other beneficiary of a Participant under the Retirement Plan or otherwise be entitled to any benefit under this Article 5 in the event of the death of a Participant hereunder, even if survivor benefits are otherwise payable under the Retirement Plan. Also, without limitation on the foregoing, and notwithstanding anything to the contrary contained in this Section 5.2, no benefit shall be payable to a Spouse of a deceased Participant who received during his or her lifetime or who was entitled to receive at the time of his or her death a benefit under Section 5.1 in the optional lump sum form in accordance with Section 6.2.

          (b)  AMOUNT.  A Spouse who is eligible for a benefit under subsection
               (a) above shall be entitled to receive a monthly surviving spouse benefit for his or her life equal to the amount by which
               (1) below exceeds (2) below:

               (1) This amount equals fifty percent (50%) of the monthly amount the Participant was eligible to receive or was receiving at the time of death under Section 5.1(b)(1), prior to the application of any applicable set-off, with no reduction for early payment.

               (2) This amount equals the aggregate monthly income, if any, payable to the Spouse and to any other beneficiary of the Participant under the Retirement Plan and the Nondiscrimination Plan as a result of the death of the Participant (adjusted as provided for in Section 6.1(c)).

          (c) COMMENCEMENT AND FORM OF PAYMENT. Monthly surviving spouse benefit payments shall be payable to the Spouse for the life of the Spouse and shall commence as soon as practicable following the Participant's death.

                      ARTICLE 6.   SPECIAL BENEFIT PROVISIONS

     6.1  GENERAL PRINCIPLES.

          (a) GENERAL RULE FOR OFFSET. The amount of any offset under Section 4.1(b)(2), 4.2(b)(2), 4.3(b)(2), 4.4(b)(2), 4.6(b)(2),
               5.1(b)(2), or 5.2(b)(2), as the case may be, shall be determined by using the amount payable to a Participant or other named person during the month in question under the Retirement Plan, the Nondiscrimination Plan and (if applicable) any long-term disability plan, taking into account in general applicable adjustments, if any, including without limitation those for deferred payment or early payment, and pre-retirement survivorship charges, but any such determination shall be subject to the provisions of Section 6.1(c); provided, that no adjustments shall be made for any cost-of-living or similar changes in a Participant's benefits after the date that benefits begin to be paid to the Participant. Furthermore, as provided under Sections 4.2(b)(2), 4.3(b)(2) and 5.1(b)(2), a Social Security offset may not be applicable prior to the time the Participant attains age 62; and a benefit may not be payable under the Retirement Plan, the Nondiscrimination Plan, and/or any long-term disability plan for all months a benefit is to be payable under this Plan. Thus, the amount of the offset may vary from month to month.

          (b) QUALIFIED DOMESTIC RELATIONS ORDER. If a Participant's spouse or former spouse has received or is entitled to receive a benefit under the Retirement Plan or the Nondiscrimination Plan as a result of a Qualified Domestic Relations Order, the amount of the offset applicable to the Participant shall include the amount that is so paid or is payable to the spouse.

          (c) SPECIAL ADJUSTMENT. In determining the amount payable during the month in question under the Retirement Plan and the Nondiscrimination Plan, the benefit, in the case of a Participant who is not married for purposes of the Retirement Plan, shall be calculated as a straight life annuity and the benefit, in the case of a Participant who is married for purposes of the Retirement Plan, shall be calculated as a 50% joint and survivor annuity, without regard in each case to the actual form of payment under the Retirement Plan or the Nondiscrimination Plan.

     6.2  OPTIONAL LUMP SUM PAYMENT.

          (a)  RIGHT TO RECEIVE.  The benefit of a Participant under Section
               4.1 (Normal Retirement), Section 4.2 (Early Retirement) and
               Section 4.4 (Vested Termination) shall be paid in a lump sum if payment in such form is elected by the Participant; provided, however, that to be effective, such election must be made in accordance with such rules and procedures as may be established by the Committee from time to time and must be approved by the Committee. Any lump sum benefit shall be in an amount that is the Actuarial Equivalent of such monthly benefit for life.

          (b)  LIMITATION.  Notwithstanding the foregoing provisions of this
               Section 6.2, a Participant's election of a lump sum payment shall be effective only if an irrevocable election is made by the Participant and submitted to the Committee no later than the last day of the calendar year that is at least two calendar years prior to the calendar year of retirement or other termination of employment or unless the benefit is reduced by five percent (5%).

          (c) PAYMENT. A validly elected lump sum shall be paid to a Participant as soon as practicable following the date monthly benefits would have begun to be paid to the Participant; provided, however, that in the event, if payment were made at such time, the Company would not be able to deduct for federal income tax purposes the entire amount to be paid to the Participant under this Plan because of the limits under Section 162(m) of the Code, full payment shall be delayed, with payment to be made as soon as possible in one or more installments to the extent and at such time or times as a deduction may be obtained without limit under Section 162(m).

                              ARTICLE 7.   FINANCING

     7.1 FINANCING. The benefits under this Plan shall be paid out of the general assets of the Company or other Employer.

     7.2 NO TRUST CREATED. Nothing contained in this Plan, and no action taken pursuant to the provisions of this Plan, shall create or be construed to create a trust of any kind or a fiduciary relationship between any Employer and any Participant, his or her spouse or any other person.

     7.3 UNSECURED INTEREST. No Participant hereunder shall have any interest whatsoever in any specific asset of the Company or any other Employer. To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company or other Employer.

     7.4  "RABBI" TRUST.  Notwithstanding the foregoing provisions of this
Article 7, the Company and the other Employers reserve the right to create and contribute funds to a "Rabbi" trust for the purpose of paying some or all of the benefits provided under this Plan, but the existence of any such trust shall not in any way alter the relationship among the Company, any other Employer and a Participant as described in this Article 7.

                            ARTICLE 8.   ADMINISTRATION

     8.1 ADMINISTRATION. The Committee shall have complete control over the administration of the Plan, with all powers necessary to enable it to carry out its duties in that respect. In connection with its administration of the Plan, the Committee shall be empowered to exercise discretion, including with respect to the interpretation of the terms of the Plan and in the determination of eligibility for benefits and the amounts thereof; such discretionary determinations and interpretations shall be binding upon all Participants and others hereunder. Without limitation on the foregoing, the Committee shall be authorized to construe and interpret all of the provisions of the Plan, to adopt rules and practices concerning the administration of the same, and to make any determination necessary hereunder, all of which shall be binding and conclusive on all parties.

     8.2 Liability of Committee and Board; Indemnification. To the extent permitted by law, no member of the Committee or of the Board shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his or her own gross negligence, fraud or bad faith. The Company shall indemnify the members of the Committee and of the Board against any and all claims, losses, damages and expenses, including counsel fees, incurred by them, and any liability, including any amounts paid in settlement with their approval, arising from their action or failure to act, except when the same is determined to be attributable to their gross negligence, fraud or bad faith. The provisions of this Section 8.2 are not intended to be exclusive, and nothing contained in this Section 8.2 shall in any way limit indemnification provided members of the Committee and/or members of the Board under the by-laws of the Company, by contract, by statute or otherwise.

     8.3 EXPENSES. The cost of payment from this Plan and the expenses of administering the Plan shall be borne by the Company and the other Employers.

     8.4 TAX WITHHOLDING. An Employer may withhold, or require the withholding of, from any payment which it is required to make, any federal, state or local taxes required by law to be withheld with respect to such payment and such sum as the Employer may reasonably estimate as necessary to cover any taxes for which the Employer may be liable and which may be assessed with regard to such payment. Upon discharge or settlement of such tax liability, the Employer shall distribute the balance of such sum, if any, to the Participant from whose payment it was withheld, or if such Participant is then deceased, to the beneficiary of such Participant. Prior to making any payment hereunder, the Employer may require such documents from any taxing authority, or may require such indemnities or surety bond, as the Employer shall reasonably deem necessary for its protection.

                            ARTICLE 9.   MISCELLANEOUS

     9.1 NONTRANSFERABILITY. In no event shall the Company or any Employer make any payment under this Plan to any assignee or creditor of a Participant or of a beneficiary. Prior to the time of a payment hereunder, a Participant or a beneficiary shall have no rights by way of anticipation or otherwise to assign (including without limitation in connection with a divorce) or otherwise dispose of any interest under this Plan nor shall rights be assigned or transferred by operation of law.

     9.2  AMENDMENT OR TERMINATION.

          (a) AMENDMENTS; TERMINATION. The Plan may be amended or terminated at any time by the Committee, and, except as provided to the contrary in subsection (b) below, no Participant or beneficiary of a deceased Participant shall have a right to receive benefits under the Plan at any time. Notice of any such amendment or termination shall be given in writing to each Participant and beneficiary of a deceased Participant having an interest in the Plan.

          (b) EFFECT ON BENEFITS. No amendment or termination of the Plan may adversely affect the benefits then payable or that may be payable in the future with respect to any Participant (without giving effect to such Plan amendment or termination) to the extent described below:

               (1) for a Participant whose employment with his or her Employer has terminated prior to such Plan amendment or termination, the benefits then payable or to be payable to the Participant and his or her spouse shall not be altered;

               (2) for a Participant under Article 4 whose employment with his or her Employer has not terminated prior to such Plan amendment or termination, the amount of the benefits accrued as of the date of the Plan amendment or termination shall not be decreased;

               (3) for a Participant under Article 5 whose employment with his or her Employer has not terminated prior to such Plan amendment or termination, the benefits that would be payable to the Participant and his or her spouse (without giving effect to such Plan amendment or termination) upon the termination of his or her employment by reason of Special Early Retirement shall not be altered; and

               (4) once there has been a Change in Control, any benefits payable or that could be payable under Section 4.5 as a result of such Change in Control shall not be altered.

     9.3 IMPACT OF 1994 AMENDMENTS. Notwithstanding the provisions of Section 9.2, the following provisions shall govern the impact of the amendment and restatement of this Plan as of October 1, 1994 on persons who were Participants on October 1, 1994:

          (a) a Participant in this Plan on October 1, 1994 who was then receiving benefits shall not be affected by the amendment and restatement and shall be governed in all respects by the provisions of the Plan as in effect immediately prior to such Participant's termination of employment; and

          (b) a Participant in this Plan on October 1, 1994 who was not then receiving benefits shall be entitled to receive as a benefit under Section 4.1, 4.2, 4.3, 4.4, 4.5 or 5.1, as the case may be, and assuming the Participant is otherwise eligible for such benefit at some time (either then or in the future), an amount equal to the greater of the benefit calculated under the provisions of the Plan as in effect immediately prior to such amendment and restatement or the benefit calculated under the provisions of the Plan as so amended and restated. The benefits payable to a Participant's surviving spouse under Section 4.6 or 5.2, as the case may be (taking into account, in calculating the benefit payable to a Participant's surviving spouse, the benefit available to the Participant under the preceding sentence) and all other provisions relating to the payment of benefits under the Plan (including, without limitation, the ability to receive a lump sum payment) shall be governed by the provisions of the Plan as so amended and restated.

Notwithstanding any provisions of Sections 4.1(a) or 4.2(a) to the contrary, the requirement that a Participant have at least five years of participation in this Plan in order to receive a benefit under such provisions shall be deemed to be satisfied (without regard to the actual number of years of such participation) with respect to each Participant in this Plan on October 1, 1994. Moreover, each Participant in this Plan on October 1, 1994 shall be deemed to be 100% vested in his or her Accrued Benefit (as it may be from time to time), without regard to his or her number of years of participation in the Plan, number of years of Credited Service, age or any other requirement of
Section 4.4(d).

     9.4 FORFEITURE OF BENEFITS. As a condition of receiving benefits under this Plan, a Participant shall not, directly or indirectly, after the termination of his or her employment with an Employer:

          (a) use or disclose any financial or business information of the Company and/or its subsidiaries obtained by the Participant during the course of his or her employment, other than information that has been previously made available to the public through normal, authorized business channels, in a manner that would be prejudicial to the interests of the Company and its subsidiaries. Notwithstanding the preceding requirements of this subsection (a), a Participant may disclose information if required by legal process or if the disclosure is protected by the Florida Whistle-blower's Act of 1986, or any similar applicable federal or state statute; or

          (b) render any services of an advisory nature or become employed by or participate or engage in any business in competition with the Company or any of its subsidiaries, without the prior written consent of his or her Employer. A Participant shall be considered as engaging in a business if he or she is a shareholder or other owner, or partner, director, officer, or employee of, or consultant to, the business; provided, that a Participant shall not be prohibited from owning securities of a competitor if (1) the securities owned constitute less that 2% of the competitor's total outstanding securities of the same class and (2) the Participant does not have the power to control, direct or substantially influence the competitor's management or policies.

Any breach of any of the foregoing conditions will result in complete forfeiture of any further benefits under the Plan for both the Participant and any surviving spouse of the Participant. The immediately preceding sentence shall not require the forfeiture or the return of any benefit received or due prior to the breach of any of the specific conditions.

     9.5 APPLICABLE LAW. This instrument shall be construed in accordance with and governed by the laws of the State of Florida, to the extent not superseded by the laws of the United States.